Exhibit 5

                           UNIVERSAL FOODS CORPORATION

   T. M. O'Reilly
   Vice President, Secretary           September 15, 1997
      and General Counsel




   Securities and Exchange Commission
   450 Fifth Street, N.W.
   Judiciary Plaza
   Washington, D.C.  20549

             Re:  Universal Foods Corporation

   Ladies & Gentlemen:

             As Vice President, Secretary and General Counsel of Universal Foods Corporation, I am familiar with the Form S-8 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 1,000,000 shares of the Company's Common Stock, $.10 par value per share (the "Common Stock"), and interests in the Universal Foods Corporation Savings Plan (the "Plan") which may be issued or acquired pursuant to the Plan.

             In this regard, I have examined: (a) the Plan; (b) signed copies of the Registration Statement; (c) the Company's Articles of Incorporation and Bylaws, as amended to date; (d) resolutions of the Company's Board of Directors relating to the Plan; and (e) such other documents and records as we have deemed necessary to enable us to render this opinion.

             Based upon the foregoing, I am of the opinion that:

             1. The Company is a corporation validly existing under the laws of the State of Wisconsin.

             2. It is presently contemplated that the shares of Common Stock to be acquired by the Plan will be purchased either in the open market or directly from the Company or other private sources. To the extent that the shares of Common Stock acquired by the Plan shall constitute shares issued by and purchased from the Company, such shares of Common Stock, when issued pursuant to the terms and conditions of the Plan, and as contemplated in the Registration Statement, will be validly issued, fully paid and nonassessable, except as otherwise provided by
   Section 180.0622(2)(b) of the Wisconsin Statutes.

             I consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not admit that I am an "expert" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of said Act.

                                 Very truly yours,
                                 /s/ T. M. O'Reilly